Exhibit 10.35
THIRD AMENDMENT TO LEASE
     THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is executed as of October 23rd, 2009 (the “Effective Date”), by Turtle Creek Limon, LP, a Texas limited partnership (successor in interest to 3400 Carlisle, Ltd.) (“Landlord”), and Archipelago Learning, LLC (formerly known as Study Island, LLC), a Delaware limited liability company (“Tenant”).
BACKGROUND
     A. Landlord and Tenant entered into an Office Lease commencing May 23, 2003 (the “Original Lease”) for certain office space known as “Suite 345” in the building at 3400 Carlisle (the “Building”), as more particularly described in the Original Lease.
     B. On October 28, 2004, Landlord and Tenant entered into the First Amendment to Lease (the “First Amendment”) amending the Original Lease to relocate Tenant to another location (also known as “Suite 345”), which contains approximately 2,939 rentable square feet.
     C. On March 2, 2006, Landlord and Tenant entered into the Second Amendment to Lease (the “Second Amendment”) amending the Original Lease, as amended by the First Amendment, to expand the Premises to include “Suite 320”, which contains approximately 1,717 square feet, causing the Premises to be approximately 4,656 rentable square feet. The Original Lease, as amended by the First Amendment and Second Amendment, is hereby referred to as the “Lease ”.
     D. Landlord and Tenant have agreed to modify the Lease to extend the term of the Lease and expand the Premises to include “Suite 350”, which contains approximately 2,648 rentable square feet and to provide for the terms and conditions of leasing the additional square footage as set forth in this Amendment.
OPERATIVE PROVISIONS
     NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration including the mutual covenants set forth herein, the receipt and sufficiency of which consideration are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Defined Terms. All initial capitalized terms in this Amendment not defined in this Amendment shall have the meanings assigned to such terms in the Lease.
     2. Expansion Premises. Effective on November 1, 2009 (the “Expansion Commencement Date”), the Premises shall consist of 7,304 square feet of Rentable Area in the Building (the “Premises”). The additional 2,648 square feet, known as “Suite 350”, that is being added to the Premises pursuant to this Amendment is depicted on Exhibit A and shall be referred to as the “Expansion Premises”. Tenant hereby accepts the Expansion Premises “as is” and acknowledges that Landlord shall have no obligation to make any improvements, modifications or additions to the Expansion Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Expansion Premises or with respect to the suitability or fitness for the conduct of Tenant’s business or for any other purpose. Occupancy of the Expansion Premises by Tenant prior to the Expansion Commencement Date shall be subject to Landlord’s reasonable rules, regulations and moving procedures, as well as all of the provisions of the Lease excepting only those requiring the payment of Base Annual Rental and Electricity Costs associated with the Expansion Premises.
     3. Term. The Term is hereby extended to end on June 30, 2010.

     4. Base Annual Rent. The Base Annual Rental, commencing on the Effective Date of this Amendment and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the Term, is hereby amended to be the following:

Date	Monthly Installment of Base Annual Rental
November 1, 2009 — February 28, 2010	**$ 12,001.63 (plus Electricity Costs)
March 1, 2010 — June 30, 2010	$ 12,630.19 (plus Electricity Costs)

**	Tenant’s Pro-Rata Share of Electricity Costs (as described in Section 4 below) from the period between November 1, 2009 and February 28, 2010 shall only be assessed against the Expansion Premises. It is the intent of Landlord and Tenant that 4,656 rentable square feet of the Premises shall continue to be “full service” until February 28, 2010, whereupon on March 1, 2010, the entire 7,304 rentable square feet of the Premises will be assessed for the purpose of determining Tenant’s Pro-Rata Share of Electricity Costs.
     5. Electricity Costs. In addition to Tenant’s payment of Tenant’s Pro-Rata Share of Operating Costs, Tenant shall pay, on a monthly basis, Landlord’s estimate of Tenant’s Pro-Rata Share of Electricity Costs (as defined below) for each calendar year or partial calendar year. Tenant’s Pro-Rata Share of Electricity Costs shall, from time to time, be subject to change, adjustment and annual reconciliation as Tenant’s Pro-Rata Share of Operating Costs; however, Tenant’s Pro-Rata Share of Electricity Costs shall not be subject to any cap or limitation as may otherwise be set forth in the Lease. Electricity Costs will be computed as though the Building had been completely occupied for the entire calendar year. “Electricity Costs” means all costs charged to or incurred by Landlord for electricity for the Building, including all costs of metering the Building’s use of electricity and all indirect costs of providing electricity, such as, but not limited to, any sales, use or other taxes and assessments. The term “Operating Costs” is hereby amended to exclude Electricity Costs.
     6. Parking. Under the Lease, Tenant shall have the right to use a total of twenty-two (22) unassigned parking spaces, at no additional cost to Tenant, in that certain parking structure constructed under the Building.
     7. Effect of Amendment. The provisions of this Amendment will control over all inconsistent provisions of the Lease. Tenant has no further rights to any leasehold improvements or refurbishment allowances specified in the Lease.
     8. Ratification of Lease. Except as amended hereby, the terms and provisions of the Lease shall remain unchanged and shall remain in full force and effect. The Lease as modified by this Amendment is hereby ratified and confirmed in all respects.
     9. Entire Agreement. This Amendment and the Lease contain all of the agreements of the parties hereto with respect to the subject matter thereof, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. The terms and conditions of the Lease and this Amendment may not be amended or otherwise affected except by instrument in writing executed by each party to be bound thereby.
     10. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. The signature pages of various counterparts may be combined onto one document.
     11. Brokers. Landlord and Tenant each represents to the other that it has had no dealings with any broker or agent in connection with the negotiation of this Amendment except PM Realty Group, as Landlord’s agent, and Cresa Partners, as Tenant’s agent, the fees of which shall be paid by Landlord by separate agreement. Landlord and Tenant each hereby agrees to defend, indemnify and hold harmless the other from and against any other claims for brokerage, commission, finders or other fees relative to this Amendment, other than Landlord’s agent and Tenant’s agent referenced above, resulting or arising out of any acts or agreements of the indemnifying party.
     12. Representations of Tenant and Person Signing for Tenant. Tenant and the person signing this Amendment on behalf of Tenant represents to Landlord as follows: (a) Tenant is a limited liability company duly organized and legally existing under the laws of the State of Delaware; (b) the execution and delivery of, and performance under, this Amendment are within Tenant’s power and authority without the joinder or consent of any party and have been duly authorized by all requisite action and are not in contravention of law or the powers of Tenant’s partnership agreement; (c) the person signing this Amendment on behalf of Tenant was and continues to be authorized to do so without the joinder of any other person; and (d) this Amendment constitutes the legal, valid and binding obligations of Tenant enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor’s rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending.
This Amendment is effective as of the date first set forth above.

LANDLORD: Turtle Creek Limon, LP

By:	3400 Carlisle Interests, LLC,
a Delaware limited liability company,
its General Partner

By:	/s/ Frank Mackey, VP Frank Mackey, Vice President
Date of Signature: Oct 23, 2009

TENANT: Archipelago Learning, LLC

By: Name:	/s/ James B. Walburg James B. Walburg
Title:	EVP & CFO
Date of Signature: 10/23/2009

EXHIBIT “A”
TO
THIRD AMENDMENT TO OFFICE LEASE

3400 CARLISLE

Suite350 /2,684 RSF

Key Plan 3rd Floor

3400 Carlisle St.
Dallas, Texas

Realty Group

REAL ESTATE SERVICES

3400 CARLISLE Suite350/2,684 RSF 3400 Carlisle St. Dallas, Texas For Information, Contact: Travis Ewert, Nathan Durham, or Lauren Bentley (972) 680-0106